PG&E CORPORATION

RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULES

TOGETHER WITH REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2011 AND 2010

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits	3

Statements of Changes in Net Assets Available for Benefits	4

Notes to the Financial Statements	5-16

Supplemental Schedule:

Schedule H, Part IV, Line 4i – Schedule of Assets Held for Investment Purposes	17

Schedule H, Part IV, Line 4j – Schedule of Reportable Transactions	18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of
PG&E Corporation and Participants of
PG&E Corporation Retirement Savings Plan

We have audited the accompanying statements of net assets available for benefits of PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2011 and 2010, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2011 and 2010, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole.  The accompanying supplemental schedules of assets held as of December 31, 2011 and reportable transactions for the year ended December 31, 2011 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedules are the responsibility of the Plan’s management.  The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris, Davis & Chan LLP
Oakland, California
June 7, 2012

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PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2011	2010
ASSETS
Plan interest in Master Trust investments, at fair value	$2,100,346	$2,167,653
Receivables:
Notes receivable from participants (1,713 and 2,216 loans outstanding in 2011 and 2010, respectively, and interest rates ranging from 4.25% to 10.50% in 2011 and 2010)	28,499	26,247
Total assets	2,128,845	2,193,900

LIABILITIES
Administrative expenses payable	21	23
Net assets reflecting all investments at fair value	2,128,824	2,193,877
Adjustment from fair value to contract value for fully benefit-responsive investment contracts (Note 2)	-	1,091
NET ASSETS AVAILABLE FOR BENEFITS	$2,128,824	$2,194,968

See accompanying Notes to the Financial Statements.

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PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2011	2010
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment (Loss) Income:
Plan interest in Master Trust investment (loss) income	$(34,350)	$221,736
Contributions:
Employer	30,880	28,448
Participant	87,338	81,264
Total contributions	118,218	109,712
Interest from notes receivable from participants	1,300	1,297
Total additions, net	85,168	332,745
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	166,612	170,797
Administrative expenses	1,071	679
Total deductions	167,683	171,476
NET (DECREASE) INCREASE BEFORE ASSET TRANSFERS	(82,515)	161,269
Asset transfers in, net	16,371	22,336
NET (DECREASE) INCREASE	(66,144)	183,605
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,194,968	2,011,363
End of year	$2,128,824	$2,194,968

See accompanying Notes to the Financial Statements.

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PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

1.      DESCRIPTION OF THE PLAN

The following is an overview of the PG&E Corporation Retirement Savings Plan (“RSP” or “Plan”).  The RSP Plan document (“Plan Document”) provides a more complete description of the RSP’s provisions.

General – The RSP is a defined contribution plan covering all non- represented employees, of PG&E Corporation and all companies owned by PG&E Corporation (collectively, “PG&E Corporation Group”), as designated by the Employee Benefit Committee (“EBC”).  The RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans. The EBC provides corporate governance and administrative oversight of the RSP.  The EBC retains Fidelity Management Trust Company as the Trustee of the RSP (“Trustee”).

The PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”) holds the investment assets of both the RSP plan and the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP”).  The accompanying financial statements present the assets and liabilities of the RSP only.

Eligibility – All non-represented employees of the PG&E Corporation Group are eligible to participate in the RSP.

Contributions – Participating employees may elect to contribute, through payroll deductions, from 1 to 50 percent of their eligible compensation.  Participating employees’ eligible compensation for purposes of the RSP is limited by the Internal Revenue Code (“Code”) to $245,000 for each of the 2011 and 2010 plan years.  These elective contributions can be made on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the RSP.  Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $16,500 for each of the 2011 and 2010 plan years.  All RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant’s eligible compensation or $49,000 for each of the 2011 and 2010 plan years.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional contribution up to a maximum of $5,500 for each of the 2011 and 2010 plan years.

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All participating employees who elect to contribute to the RSP are immediately eligible for a matching employer contribution of 75 percent of their elective employee contributions up to 6 percent of eligible compensation.

Participant Accounts – Individual accounts are maintained for each participant in the RSP and each account is credited with the participant’s elective contributions, employer contributions, and an allocation of the net investment income (losses) and certain investment management fees of the Master Trust.  Allocations of net investment income (losses) and fees are based on participant account balances as defined in the Plan Document.

Vesting – Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options – The EBC is responsible for the selection of the RSP’s investment fund managers and the selection of the range of investment options.  Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds’ day-to-day investment operations.  Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time.  Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer contributions to other investment options once it has been credited to their account.  The RSP also offers participants an option of investing in collective investment funds.

Effective July 29, 2011, the Stable Value Fund was no longer available as an investment option under the Plan. At that same time, the RSP Target Date Fund, RSP Money Market Investment Fund and RSP Short Term Bond Index Fund were made available as investment options under the Plan.

Notes Receivable from Participants – Notes receivable from participants totaled $28 million and $26 million as of December 31, 2011 and 2010, respectively. Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant’s account balance.  Loans for general purposes have terms ranging up to 5 years and loans for the purchase of a primary residence have terms ranging up to 15 years.  The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested.  The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant’s account.  Participants pay a one-time origination fee and quarterly maintenance fees for each loan. Participants may have up to 3 outstanding loans at any time.

Payment of Benefits – Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant’s account balance.  The form of payment may be a single lump-sum distribution, periodic payments based on a participant’s life expectancy, or a partial distribution with the remainder paid later.  Participants may also elect to roll all or a portion of their account balances into another qualified plan or account.  Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance.  Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance to another qualified plan or IRA.  In the event of a participant’s death, the participant’s beneficiaries will receive the value of

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the participant’s account balance in a lump-sum payment, except as provided in the Plan Document.  Participants must begin taking minimum distributions from the RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals – Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee.  Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses – Certain costs of administering the RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group.  Investment management fees, used to cover the expenses related to running an investment fund, are paid by participants and are deducted directly from investment returns.

Voting Rights – Each participant is entitled to exercise voting rights based on the equivalent number of PG&E Corporation Stock Fund shares allocated to the participant’s account. Each participant is notified by the Trustee prior to the time that such rights are to be exercised.  The Trustee is not permitted to exercise voting rights for any share without instructions from the participant.  However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination – The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA.  In the event the RSP is terminated, participants will receive full payment of the balance in their accounts.  No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting – The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies.  Actual results could differ from these estimates.

Fair Value Measurements – The Plan’s management determines the fair value of certain assets and liabilities based on assumptions that market participants would use in pricing the assets or liabilities.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or the “exit price.”  The Plan’s management utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value and give precedence to observable inputs in determining fair value.  An instrument’s level within the hierarchy is based on the lowest level of any significant input to the fair value measurement.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

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Fully Benefit-Responsive Investments – The RSP Stable Value Fund was composed of fully benefit-responsive investment contracts, which are investments that generally guarantee full payment of principal and interest upon liquidation.  The investment contracts held by a defined contribution plan are required to be reported at fair value.  Contract value, however, is the relevant measurement attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the RSP.  The RSP’s 2010 Statements of Net Assets Available for Benefits present the fully benefit-responsive investment contracts at fair value and an adjustment to reflect the contract value (see Note 5 below).

Investment Valuation and Income Recognition – A participant’s interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The RSP’s investments are stated at fair value. However, the Stable Value Fund’s value at December 31, 2010, is stated at contract value.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the participant’s account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned.  Dividends are recorded on the ex-dividend date, the date before which a participant must hold the underlying investment in order to be entitled to dividends. Net appreciation or depreciation in the fair value of the RSP’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis.  Realized gains and losses from security transactions are reported on the average cost basis.

Notes Receivable from Participants – Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest.  Delinquent notes receivable from participants are reclassified as distributions upon default.

Derivative Investments – Subject to certain guidelines, the EBC allows the plan investment managers to use derivative instruments to achieve investment objectives.  During the years ended December 31, 2011 and 2010, the RSP and the Master Trust held no direct investments in derivative instruments.

Payment of Benefits – Benefit payments to participants are recorded upon distribution.

Accounting Pronouncements Issued and Adopted

In January 2011, ASU 2011-06, Improving Disclosures about Fair Value Measurements, expanded the required disclosures about fair value measurements.  ASU 2011-06 requires separate disclosure of significant transfers into and out of Level 1 and Level 2, along with reasons for such transfers; and presentation of fair value disclosures by “nature and risk” class for all fair value assets and liabilities effective for 2010 reporting; and separate presentation of gross purchases, sales, issuances, and settlements in the Level 3 reconciliation effective for 2011

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reporting.  The Plans’ financial statements are presented to conform to the applicable requirements of ASU 2011-06.

Accounting Pronouncements Issued but Not Yet Adopted

The Financial Accounting Standards Board (FASB) issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, to converge U.S. GAAP and International Financial Reporting Standards on fair value measurements and disclosures.  The amended guidance changes several aspects of the fair value measurement guidance in FASB Accounting Standards Codification 820, Fair Value Measurement (ASC 820), including information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of the sensitivity of Level 3 measurements to changes in unobservable inputs.  The amended guidance must be applied prospectively and is effective beginning after December 15, 2011.  ASU 2011-04 has no impact on the Plans’ financial statements since the Plans have no Level 3 investments.

3.	MASTER TRUST INVESTMENTS

The RSP’s investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds.  Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility.  Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

The total Master Trust investments by major category and the RSP’s total share of these investments based on participant account balances are as follows:

	As of December 31,
(in thousands)	2011	2010
Brokerage link account	$432,638	$431,928
PG&E Corporation stock fund	940,666	1,106,633
Target date funds	661,255	635,099
Equity funds	1,355,997	1,360,505
Fixed income funds	428,122	328,018
Money market fund	686,804	-
Stable value fund	-	862,104
Investments at fair value	4,505,482	4,724,287
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	-	2,765
Total Master Trust investments	$4,505,482	$4,727,052
Total Master Trust investments by plan:
RSP	$2,100,346	$2,168,744
Union RSP	2,405,136	2,558,308
Total all plans	$4,505,482	$4,727,052

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The net investment (loss) income of the Master Trust by major category and the RSP’s total share of this net investment (loss) income based on participant account balances are as follows:

	Year ended December 31,
(in thousands)	2011	2010
Net (depreciation) appreciation in fair value of investments:
Brokerage link account	$(32,452)	$44,924
PG&E Corporation stock fund	(145,079)	74,987
Target date funds	31,261	81,850
Equity funds	(30,751)	183,946
Fixed income funds	26,661	16,662
Money market fund	(4)	-
Net (depreciation) appreciation in fair value of investments	(150,364)	402,369
Net appreciation in contract value of fully benefit-responsive investment contracts	5,351	14,277
Dividends and interest	49,199	48,772
Total Master Trust investment (loss) income	$(95,814)	$465,418
Total Master Trust investment (loss) income by plan:
RSP	$(34,350)	$221,736
Union RSP	(61,464)	243,682
Total all plans	$(95,814)	$465,418

The following investments held by the Plan through the Master Trust represent 5% or more of the Plan’s net assets at December 31, 2011 and 2010:

	As of December 31,
(in thousands)	2011		2010
PG&E Corporation Stock Fund, at fair value	$339,207		$405,998
RSP Large Company Stock Index Fund, at fair value	403,253		408,996
RSP Small Company Stock Index Fund, at fair value	126,046		125,493
RSP International Stock Index Fund, at fair value	132,140		131,758
RSP Stable Value Fund, at contract value	-	(1)	341,356
RSP Bond Index Fund, at fair value	187,975		154,099
RSP Money Market fund, at fair value	270,282		-	(1)

(1) Not held as an investment option at year end.

4.      FAIR VALUE MEASUREMENTS

The RSP measures certain assets at fair value.  A three-tier fair value hierarchy is established as a basis for considering fair value assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 :  “Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.”

Level 2 :  “Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.”

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Level 3 :  “Unobservable inputs for the asset or liability.”  These are inputs for which there is no market data available, or observable inputs that are adjusted using Level 3 assumptions.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Assets and liabilities measured at fair value on a recurring basis for the RSP are summarized below.

Fair Value Measurements at December 31, 2011
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage link account	$432,638	$-	$-	432,638
PG&E Corporation stock fund	-	940,666	-	940,666
Target Date Funds	-	661,255	-	661,255
Equity Funds	-	1,355,997	-	1,355,997
Fixed Income Funds	-	428,122	-	428,122
Money market fund	686,804	-	-	686,804
Total Master Trust Investments, at Fair Value	$1,119,442	$3,386,040	$-	$4,505,482

Fair Value Measurements at December 31, 2010
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage link account	$431,928	$-	$-	$431,928
PG&E Corporation stock fund	-	1,106,633	-	1,106,633
Target Date Funds	-	635,099	-	635,099
Equity Funds	-	1,360,505	-	1,360,505
Fixed Income Funds	-	328,018	-	328,018
Stable Value Fund	-	862,104	-	862,104
Total Master Trust Investments, at Fair Value	$431,928	$4,292,359	$-	$4,724,287

The fair value measurements incorporate various factors, such as the credit standing of the counterparties involved, the applicable exit market, and specific risks inherent in the financial instrument.  As of December 31, 2011 and 2010, the following is a description of the valuation methodologies used for the financial instruments at fair value:

•
Mutual funds offered to participants either through the Brokerage link account or as direct investment options are valued based on unadjusted prices in active markets for identical transactions.  These investments are actively traded on a public exchange and are therefore considered Level 1 assets.

•
The PG&E Corporation stock fund, target date funds, equity funds, fixed income funds, and stable value fund (prior to its being discontinued) are stated at estimated fair value as determined by the issuer based on the unit values of the funds.  Unit values are determined by dividing the fund’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date. Target date funds, equity funds, and fixed income funds are maintained by investment companies for large institutional investors and are not publicly traded.  They are comprised primarily of underlying securities represented by a variety of asset classes that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by these funds are readily observable and available.  As of December 31, 2011 and 2010, the PG&E Corporation stock fund, target date funds, equity funds, fixed income funds, and stable value fund are categorized as Level 2.

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•
The PG&E Corporation stock fund, target date funds, equity funds, fixed income funds, and stable value fund (prior to its being discontinued) are reported using net asset value as an estimate of fair value. The PG&E Corporation stock fund invests in PG&E stock. The target date funds invest in US and international common stock and marketable fixed income securities with an asset allocation that is suitable for a participant with a retirement date in the fund's specified target year. The equity funds invest in common stock and securities convertible into common stock from companies of various sizes and geography, with each fund seeking to match the performance of specified index funds. The fixed income funds invest in diversified portfolios of bonds, with each fund seeking to match the performance of specified index funds. The stable value fund, prior to its being discontinued, invested in synthetic GICs and sought to mitigate risk by investing in high credit quality instruments and by managing the stable value fund’s exposure to specific issuers (see Note 5). Each of these funds were able to be purchased or redeemed daily based on the unit value determined on the respective transaction date.  The funds had no unfunded commitments, required notice period for redemption, or other redemption restriction.

•	Money market funds are valued using unadjusted prices in an active market for identical assets and are thus classified as Level 1 assets.

Transfers Between Levels

The RSP recognizes any transfers between levels in the fair value hierarchy as of the end of the reporting period. There were no significant transfers between levels for the year ended December 31, 2011.

Level 3 Rollfoward

There were no assets classified as Level 3 in the fair value hierarchy for the years ended December 31, 2011 and 2010.

5.      RSP STABLE VALUE FUND

At December 31, 2010, the Master Trust held investments in the Stable Value Fund.  During April 2011, the EBC approved the discontinuation of the Stable Value Fund and subsequent investment in different assets.  The fair value of the Stable Value Fund at the time of sale was in excess of the total contract value, resulting in the contracts being terminated at a gain.

Prior to the sale, the key objectives of the Stable Value Fund were to provide preservation of principal, earn a reasonable interest crediting rate, and provide daily liquidity at contract value for participant withdrawals and transfers in accordance with the provisions of the Plan.

To accomplish these objectives, the Stable Value Fund invested primarily in synthetic guaranteed investment contracts (“synthetic GICs”).  Under the synthetic GICs structure, the Stable Value Fund purchased wrapper contracts (“contracts”) primarily from insurance companies or other

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financial services institutions. The wrap contracts ensured the fund’s ability to distribute benefits at the contract value, which is equal to a participant’s principal balance plus accrued interest.  The underlying investments in the contracts were owned by the Stable Value Fund and held in the Master Trust for the plan participants.  The realized and unrealized gains and losses on the underlying investments were amortized over the investments’ terms by adjustments to the future interest crediting rate, which is the rate earned by participants in the Stable Value Fund for the underlying investments.

The future interest crediting rates for the contracts were affected by the level of market interest rates, the amount and timing of participant contributions, transfers and withdrawals, investment returns generated by the underlying investments, and the duration of the underlying investments.  The issuer of the contracts provided assurance that adjustments to the interest crediting rate did not result in a future interest crediting rate that was less than zero.

The interest crediting rate is the guaranteed rate of return and was reset on a quarterly basis.  The gains and losses in the market value of the underlying investments relative to the contracts’ value are presented in the RSP’s Statements of Net Assets Available for Benefits as the “Adjustment from fair value to contract value for fully benefit-responsive investment contracts.”  The contracts provide for a minimum interest crediting rate of zero percent.

The following table provides a summary of the average yield of the synthetic GICs in the Master Trust:

	Year ended December 31,
	2011	2010
Based on actual earnings (1)	0.75%	1.65%
Based on interest rate credited to participants (2)	1.12%	1.52%

(1) Computed by dividing the annualized one-day actual earnings of the Stable Value Fund on the last day of the plan year by the fair value of the investments of the Stable Value Fund on the same date.

(2) Computed by dividing the annualized one-day earnings credited to participants in the Stable Value Fund on the last day of the plan year by the fair value of the investments of the Stable Value Fund on the same date.

Prior to their being terminated, the events that would have required the contracts to be withdrawn at fair value rather than contract value included termination of the RSP, a material adverse change to the provisions of the RSP, the investment manager or plan sponsor withdrawing from a contract in order to replace the Stable Value Fund with a different investment option, or failure of a successor plan’s terms (in the event of the spin-off or sale of a division) to meet the contract issuer’s underwriting criteria for issuance of an identical contract.

Events that would have permitted the issuer to terminate a contract upon short notice include the RSP’s loss of its qualified status, unresolved material breaches of responsibilities, or material adverse changes to the provisions of the RSP.  If one of these events was to occur, the contract issuer could have terminated at the market value of the underlying investments.

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The RSP Stable Value Fund is composed of the following contracts and underlying investments at December 31, 2010:

(in thousands)	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund	$88,512
Intermediate Core Fund	42,849
Total	131,361	$388	$462
ING Life & Annuity 60110 Contract
Target 2 Fund	88,499
Intermediate Core Fund	42,843
Total	131,342	-	461
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund	88,395
Intermediate Core Fund	42,792
Total	131,187	-	460
Monumental MDA00819TR Contract
Target 2 Fund	88,788
Intermediate Core Fund	42,983
Total	131,771	-	462
State Street Bank 103094 Contract
Target 2 Fund	88,225
Intermediate Core Fund	42,711
Total	130,936	-	459
JP Morgan – APGE01 Contract
Target 2 Fund	88,769
Intermediate Core Fund	42,974
Total	131,743	739	461
Short-term investments	72,637	-	-
TOTAL	$860,977	$1,127	$2,765

RSP	$339,820	$445	$1,091
Union RSP	521,157	682	1,674
Total all plans	$860,977	$1,127	$2,765

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6.      RELATED-PARTY TRANSACTIONS

Certain RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The RSP also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions for the RSP comprised the following investments:

	As of December 31,
(in thousands)	2011	2010

PG&E Corporation Stock Fund	$339,207	$405,998
Fidelity managed funds	118,213	130,256
Total party-in-interest investments	$457,420	$536,254

7.	FEDERAL INCOME TAX STATUS

The RSP has received a determination letter from the IRS dated March 3, 2003, stating that the Plan is qualified under Section 401(a) and Section 401(k) of the Code, and therefore the related trust is exempt from taxation. Accordingly, PG&E Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code and no provision for federal income taxes has been recorded in the RSP’s financial statements.  Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the RSP.

In addition, on December 30, 2009, PG&E Corporation filed an application for a new favorable tax determination letter from the IRS.  However, as of the date hereof, the IRS has not ruled on that application.

Plan management has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2011, there are no uncertain tax positions taken or expected to be taken that more likely than not would not be sustained upon examination by the IRS and would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.  The Plan management believes it is no longer subject to income tax examinations for years prior to 2008.

8.	SUBSEQUENT EVENTS

Effective January 1, 2012, former employees who elect to leave account balances in the Plan will be assessed an annual administrative fee of $61. The fee will be deducted from their accounts.

In preparing the financial statements, transactions and events were evaluated for potential recognition.  Plan management determined that, apart from the change discussed above, there are no subsequent transactions that require disclosure to or adjustment in the financial statements.

15

9.      RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits and related changes in net assets available for benefits per the financial statements to the Form 5500:

	As of December 31,
(in thousands)	2011	2010
Statements of Net Assets Available for Benefits:
Net assets available for benefits per the financial statements	$2,128,845	$2,194,968
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	-	(1,091)
Net assets available for benefits per the Form 5500	$2,128,845	$2,193,877

	Year ended December 31,
(in thousands)	2011	2010
Statements of Changes in Net Assets Available for Benefits:
Plan interest in Master Trust investment (loss) income per the financial statements	$(34,350)	$221,736
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	-	9,154
Plan investment (loss) income per the Form 5500	$(34,350)	$230,890

16

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

EIN      #:  94-3234914
PLAN  #:  001

FORM 5500, SCHEDULE H, PART IV, LINE 4i –
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 2011

(in thousands)
(a)	(b)	(c)	(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

*	Participant loans	4.25% - 10.50%	$-	$28,499

(*) Represents party-in-interest, as defined under ERISA.

17

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

EIN      #:  94-3234914
PLAN  #:  001

FORM 5500, SCHEDULE H, PART IV, LINE 4j –
SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 2011

(in thousands)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Identity of Party Involved	Description of Asset (Include Interest Rate and Maturity in case of a Loan)	Purchase Price	Selling Price	Lease Rental	Expense Incurred with Transaction	Cost of Asset	Current Value of Asset on Transaction Date	Net Gain or Loss

Category (iii) - Series of Transactions (Aggregate) In Excess of 5% of Plan Assets

Dwight Asset Management	RSP Stable Value Fund	$-	$117,300	$-	$-	$107,513	$117,300	$9,787

There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 2011.

18

PG&E CORPORATION

RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULES

TOGETHER WITH REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2011 AND 2010

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits	3

Statements of Changes in Net Assets Available for Benefits	4

Notes to the Financial Statements	5-17

Supplemental Schedule:

Schedule H, Part IV, Line 4i – Schedule of Assets Held for Investment Purposes	18

Schedule H, Part IV, Line 4j – Schedule of Reportable Transactions	19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of
PG&E Corporation and Participants of
PG&E Corporation Retirement Savings Plan for Union-Represented Employees

We have audited the accompanying statements of net assets available for benefits of PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2011 and 2010, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2011 and 2010, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole.  The accompanying supplemental schedules of assets held as of December 31, 2011 and reportable transactions for the year ended December 31, 2011 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedules are the responsibility of the Plan’s management.  The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris, Davis & Chan LLP
Oakland, California
June 7, 2012

PG&E CORPORATION

RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2011	2010
ASSETS
Plan interest in Master Trust investments, at fair value	$2,405,136	$2,556,634
Receivables:
Notes receivable from participants (4,753 and 6,815 loans outstanding in 2011 and 2010, respectively, and interest rates ranging from 4.25% to 10.50% in 2011 and 2010)	67,081	65,757
Total assets	2,472,217	2,622,391
LIABILITIES
Administrative expenses payable	82	77
Net assets reflecting all investments at fair value	2,472,217	2,622,314
Adjustment from fair value to contract value for fully benefit-responsive investment contracts (Note 2)	-	1,674
NET ASSETS AVAILABLE FOR BENEFITS	$2,472,135	$2,623,988

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2011	2010
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment (Loss) Income:
Plan interest in Master Trust investment (loss) income	$(61,464)	$243,682
Contributions:
Employer	31,009	25,194
Participant	116,494	110,971
Total contributions	147,503	136,165
Interest from notes receivable from participants	3,111	3,251
Total additions, net	89,150	383,098
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	223,275	197,284
Administrative expenses	1,357	949
Total deductions	224,632	198,233
NET (DECREASE) INCREASE BEFORE ASSET TRANSFERS	(135,482)	184,865
Asset transfers out, net	(16,371)	(22,336)
NET (DECREASE) INCREASE	(151,853)	162,529
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,623,988	2,461,459
End of year	$2,472,135	$2,623,988

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

1.      DESCRIPTION OF PLAN

The following is an overview of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP” or “Plan”).  The Union RSP Plan document (“Plan Document”) provides a more complete description of the Union RSP’s provisions.

General – The Union RSP is a defined contribution plan covering union-represented employees of PG&E Corporation and all companies owned by PG&E Corporation (collectively, “PG&E Corporation Group”), as designated by the Employee Benefit Committee (“EBC”). The Union RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans. The EBC provides corporate governance and administrative oversight of the Union RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the Union RSP (“Trustee”).

The PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”) holds the investment assets of both the Union RSP plan and the PG&E Corporation Retirement Savings Plan (“RSP”). The accompanying financial statements present the assets and liabilities of the Union RSP only.

Eligibility – All union-represented employees of the PG&E Corporation Group are eligible to participate in the Union RSP.

Contributions – Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their eligible compensation.  Participating employees’ eligible compensation for purposes of the Union RSP is limited by the Internal Revenue Code (“Code”), to $245,000 for each of the 2011 and 2010 plan years.  These elective contributions can be made on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Union RSP. Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the Union RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $16,500 for each of the 2011 and 2010 plan years.  All Union RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant’s eligible compensation or $49,000 for each of the 2011 and 2010 plan years.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional contribution up to a maximum of $5,500 for each of the 2011 and 2010 plan years.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP. Effective January 1, 2011, matching employer contributions for participants are made as follows according to years of service:

Length of Service	Matching Employer Contribution
Less than 1 year of service	No employer match

1 year or more but less than 3 years of service	60 percent of the participant’s pre-tax and/ or after-tax contributions up to 3 percent of the employee’s eligible compensation

3 years of service or more	60 percent of the participant’s pre-tax and/ or after-tax contributions up to 6 percent of the employee’s eligible compensation

Prior to January 1, 2011, matching employer contributions for employees with one or more years of service, were 50% of the participant’s contributions up to the applicable percentage of the employee’s eligible compensation.

Participant Accounts – Individual accounts are maintained for each participant in the Union RSP and each account is credited with the participant’s employee elective contributions, employer contributions, and an allocation of the net investment income (losses) and certain investment management fees of the Master Trust. Allocations of net investment income (losses) and fees are based on participant account balances, as defined in the Plan Document.

Vesting – Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options – The EBC is responsible for the selection of the Union RSP’s investment fund managers and the selection of the range of investment options. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds’ day-to-day investment operations. Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account.  In addition, the RSP offers participants an option of investing in collective investments funds and fully benefit-responsive investment contracts.

Effective July 29, 2011, the Stable Value Fund was no longer available as an investment option under the Plan. At that same time, the RSP Target Date Fund, RSP Money Market Investment Fund and RSP Short Term Bond Index Fund were made available as investment options under the Plan.

The Union RSP also contains an Employee Stock Ownership Plan. This enables the Union RSP to pay any dividends directly to participants when declared on the PG&E Corporation Stock Fund. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Notes Receivable from Participants – Notes receivable from participants totaled $67 million and $66 million as of December 31, 2011 and 2010, respectively.  Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant’s account balance. Loans for general purposes have terms ranging up to 5 years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant’s account. Participants pay a one-time origination fee and quarterly maintenance fees for each loan. Participants may have up to 3 outstanding loans at any time.

Payment of Benefits – Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant’s account balance. The form of payment may be a single lump-sum distribution, periodic payments based on a participant’s life expectancy, or a partial distribution with the remainder paid later. Participants may also elect to roll all or a portion of their account balances into another qualified plan or account. Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance. Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance to another qualified plan or IRA. In the event of a participant’s death, the participant’s beneficiaries will receive the value of the participant’s account balance in a lump-sum payment, except as provided in the Plan Document. Participants must begin taking minimum distributions from the Union RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals – Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses – Certain costs of administering the Union RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group. Investment management fees, used to cover the expenses related to running an investment fund, are paid by participants and are deducted directly from investment returns.

Voting Rights – Each participant is entitled to exercise voting rights based on the equivalent number of PG&E Corporation Stock Fund shares allocated to the participant’s account. Each participant is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination – The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting – The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Fair Value Measurements – The Plan’s management determines the fair value of certain assets and liabilities based on assumptions that market participants would use in pricing the assets or liabilities.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or the “exit price.”  The Plan’s management utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value and give precedence to observable inputs in determining fair value.  An instrument’s level within the hierarchy is based on the lowest level of any significant input to the fair value measurement.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

Fully Benefit-Responsive Investments – The RSP Stable Value Fund (“Fund”) was composed of fully benefit-responsive investment contracts, which are investments that generally guarantee full payment of principal and interest upon liquidation.  The investment contracts held by a defined contribution plan are required to be reported at fair value.  Contract value, however, is the relevant measurement attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the RSP.  The Union RSP’s Statements of Net Assets Available for Benefits present the fully benefit-responsive investment contracts at fair value and an adjustment to reflect the contract value (see Note 5 below).

Investment Valuation and Income Recognition – A participant’s interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The Union RSP’s investments are stated at fair value. However, the Stable Value Fund’s value at December 31, 2010, is stated at contract value.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the participant’s account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned.  Dividends are recorded on the ex-dividend date, the date before which a participant must hold the underlying investment in order to be entitled to dividends. Net appreciation or depreciation in the fair value of the Union RSP’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Notes Receivable from Participants –– Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest.  Delinquent notes receivable from participants are reclassified as distributions upon default.

Derivative Investments – Subject to certain guidelines, the EBC allows the plan investment managers to use derivative instruments to achieve investment objectives.  During the years ended December 31, 2011 and 2010, the Union RSP and the Master Trust held no direct investments in derivative instruments.

Payment of Benefits – Benefit payments to participants are recorded upon distribution.

Accounting Pronouncements Issued and Adopted

In January 2011, ASU 2011-06, Improving Disclosures about Fair Value Measurements, expanded the required disclosures about fair value measurements.   ASU 2011-06 requires separate disclosure of significant transfers into and out of Level 1 and Level 2, along with reasons for such transfers; and presentation of fair value disclosures by “nature and risk” class for all fair value assets and liabilities effective for 2010 reporting; and separate presentation of gross purchases, sales, issuances, and settlements in the Level 3 reconciliation effective for 2011 reporting.  The Plans’ financial statements are presented to conform to the applicable requirements of ASU 2011-06.

Accounting Pronouncements Issued but Not Yet Adopted

The Financial Accounting Standards Board (FASB) issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, to converge U.S. GAAP and International Financial Reporting Standards on fair value measurements and disclosures.  The amended guidance changes several aspects of the fair value measurement guidance in FASB Accounting Standards Codification 820, Fair Value Measurement (ASC 820), including information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of the sensitivity of Level 3 measurements to changes in unobservable inputs.  The amended guidance must be applied prospectively and is effective beginning after December 15, 2011.  ASU 2011-04 has no impact on the Plans’ financial statements since the Plans have no Level 3 investments.

3.   MASTER TRUST INVESTMENTS

The Union RSP’s investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

The total Master Trust investments by major category and the Union RSP’s total share of these investments based on participant account balances are as follows:

	As of December 31,
(in thousands)	2011	2010
Brokerage link account	$432,638	$431,928
PG&E Corporation stock fund	940,666	1,106,633
Target date funds	661,255	635,099
Equity funds	1,355,997	1,360,505
Fixed income funds	428,122	328,018
Money market fund	686,804	-
Stable value fund	-	862,104
Investments at fair value	4,505,482	4,724,287
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	-	2,765
Total Master Trust investment	$4,505,482	$4,727,052
Total Master Trust investment by plan:
Union RSP	$2,405,136	$2,558,308
RSP	2,100,346	2,168,744
Total all plans	$4,505,482	$4,727,052

The net investment (loss) income of the Master Trust by major category and the Union RSP’s total share of this net investment (loss) income based on participant account balances are as follows:

	Year ended December 31,
(in thousands)	2011	2010
Net (depreciation) appreciation in fair value of investments:
Brokerage link account	$(32,452)	$44,924
PG&E Corporation stock fund	(145,079)	74,987
Target date funds	31,261	81,850
Equity funds	(30,751)	183,946
Fixed income funds	26,661	16,662
Money market fund	(4)	-
Net (depreciation) appreciation in fair value of investments	(150,364)	402,369
Net appreciation in contract value of fully benefit-responsive investment contracts	5,351	14,277
Dividends and interest	49,199	48,772
Total Master Trust investment (loss) income	$(95,814)	$465,418
Total Master Trust investment (loss) income by plan:
Union RSP	$(61,464)	$243,682
RSP	(34,350)	221,736
Total all plans	$(95,814)	$465,418

The following investments held by the Plan through the Master Trust represent 5% or more of the Plan’s net assets at December 31, 2011 and 2010:

	As of December 31,
(in thousands)	2011		2010
PG&E Corporation Stock Fund, at fair value	$601,459		$700,635
RSP Large Company Stock Index Fund, at fair value	365,356		375,191
RSP Small Company Stock Index Fund, at fair value	134,689		134,793
RSP Bond Index Fund, at fair value	172,640		142,258
RSP Stable Value Fund, at contract value	-	(1)	523,513
Money Market Fund	416,522		-	(1)

(1) Not held as an investment at year end.

4.	FAIR VALUE MEASUREMENTS

The RSP measures certain assets at fair value.  A three-tier fair value hierarchy is established as a basis for considering fair value assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 :  “Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.”

Level 2 :  “Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.”

Level 3 :  “Unobservable inputs for the asset or liability.”  These are inputs for which there is no market data available, or observable inputs that are adjusted using Level 3 assumptions.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Assets and liabilities measured at fair value on a recurring basis for the RSP are summarized below.

Fair Value Measurements at December 31, 2011
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage link account	$432,638	$-	$-	$432,638
PG&E Corporation stock fund	-	940,666	-	940,666
Target Date Funds	-	661,255	-	661,255
Equity Funds	-	1,355,997	-	1,355,997
Fixed Income Funds	-	428,122	-	428,122
Money market fund	686,804	-	-	686,804
Total Master Trust Investments, at Fair Value	$1,119,442	$3,386,040	$-	$4,505,482

Fair Value Measurements at December 31, 2010
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage link account	$431,928	$-	$-	$431,928
PG&E Corporation stock fund	-	1,106,633	-	1,106,633
Target Date Funds (1)	-	635,099	-	635,099
Equity Funds	-	1,360,505	-	1,360,505
Fixed Income Funds	-	328,018	-	328,018
Stable Value Fund	-	862,104	-	862,104
Total Master Trust Investments, at Fair Value	$431,928	$4,292,359	$-	$4,724,287

The fair value measurements incorporate various factors, such as the credit standing of the counterparties involved, the applicable exit market, and specific risks inherent in the financial instrument.  As of December 31, 2011 and 2010, the following is a description of the valuation methodologies used for the financial instruments at fair value:

•
Mutual funds offered to participants either through the Brokerage link account or as direct investment options are valued based on unadjusted prices in active markets for identical transactions.  These investments are actively traded on a public exchange and are therefore considered Level 1 assets.

•
The PG&E Corporation stock fund, target date funds, equity funds, fixed income funds, and stable value fund (prior to its being discontinued) are stated at estimated fair value as determined by the issuer based on the unit values of the funds.  Unit values are determined by dividing the fund’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.  Target date funds, equity funds, and fixed income funds are maintained by investment companies for large institutional investors and are not publicly traded.  They are comprised primarily of underlying securities represented by a variety of asset classes that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by these funds are readily observable and available.  As of December 31, 2011 and 2010, the PG&E Corporation stock fund, target date funds, equity funds, fixed income funds, and stable value fund are categorized as Level 2.

•
The PG&E Corporation stock fund, target date funds, equity funds, fixed income funds, and stable value fund (prior to its being discontinued) are reported using net asset value as an estimate of fair value. The PG&E Corporation stock fund invests in PG&E stock. The target date funds invest in US and international common stock and marketable fixed income securities with an asset allocation that is suitable for a participant with a retirement date in the fund's specified target year. The equity funds invest in common stock and securities convertible into common stock from companies of various sizes and geography, with each fund seeking to match the performance of specified index funds. The fixed income funds invest in diversified portfolios of bonds, with each fund seeking to match the performance of specified index funds. The stable value fund, prior to its being discontinued, invested in synthetic GICs and sought to mitigate risk by investing in high credit quality instruments and by managing the stable value fund’s exposure to specific issuers (see Note 5). Each of these funds were able to be purchased or redeemed daily based on the unit value determined on the respective transaction date.  The funds had no unfunded commitments, required notice period for redemption, or other redemption restriction.

•	Money market funds are valued using unadjusted prices in an active market for identical assets and are thus classified as Level 1 assets.

     Transfers Between Levels

The RSP recognizes any transfers between levels in the fair value hierarchy as of the end of the reporting period. There were no significant transfers between levels for the year ended December 31, 2011.

Level 3 Rollfoward

There were no assets classified as Level 3 in the fair value hierarchy for the years ended December 31, 2011 and 2010.

5.	RSP STABLE VALUE FUND

At December 31, 2010, the Master Trust held investments in the Stable Value Fund. During April 2011, the EBC approved the discontinuation of the Stable Value Fund and subsequent investment in different assets. The fair value of the Stable Value Fund at the time of sale was in excess of the total contract value, resulting in the contracts’ being terminated at a gain.

Prior to the sale, the key objectives of the Stable Value Fund were to provide preservation of principal, earn a reasonable interest crediting rate, and provide daily liquidity at contract value for participant withdrawals and transfers in accordance with the provisions of the Plan.

To accomplish these objectives, the Stable Value Fund invested primarily in synthetic guaranteed investment contracts (“synthetic GICs”). Under the synthetic GICs structure, the Stable Value Fund purchased wrapper contracts (“contracts”) primarily from insurance companies or other financial services institutions. The wrap contracts ensured the fund’s ability to distribute benefits at the contract value, which is equal to a participant’s principal balance plus accrued interest.  The underlying investments in the contracts were owned by the Stable Value Fund and held in the Master Trust for the plan participants. The realized and unrealized gains and losses on the underlying investments were amortized over the investments’ terms by adjustments to the future interest crediting rate, which is the rate earned by participants in the Stable Value Fund for the underlying investments.

The future interest crediting rates for the contracts were affected by the level of market interest rates, the amount and timing of participant contributions, transfers and withdrawals, investment returns generated by the underlying investments, and the duration of the underlying investments. The issuer of the contracts provided assurance that adjustments to the interest crediting rate did not result in a future interest crediting rate that was less than zero.

The interest crediting rate is the guaranteed rate of return and were reset on a quarterly basis. The gains and losses in the market value of the underlying investments relative to the contracts’ value are presented in the Union RSP’s Statements of Net Assets Available for Benefits as the “Adjustment from fair value to contract value for fully benefit-responsive investment contracts.” The contracts provide for a minimum interest crediting rate of zero percent.

The following table provides a summary of the average yield of the synthetic GICs in the Master Trust:

	Year ended December 31,
	2011	2010
Based on actual earnings (1)	0.75%	1.65%
Based on interest rate credited to participants (2)	1.12%	1.52%

(1) Computed by dividing the annualized one-day actual earnings of the Stable Value Fund on the last day of the plan year by the fair value of the investments of the Stable Value Fund on the same date.

(2) Computed by dividing the annualized one-day earnings credited to participants in the Stable Value Fund on the last day of the plan year by the fair value of the investments of the Stable Value Fund on the same date.

Prior to their being terminated, the events that would have required the contracts to be withdrawn at fair value rather than contract value included termination of the Union RSP, a material adverse change to the provisions of the Union RSP, the investment manager or plan sponsor withdrawing from a contract in order to replace the Stable Value Fund with a different investment option, or failure of a successor plan’s terms (in the event of the spin-off or sale of a division) to meet the contract issuer’s underwriting criteria for issuance of an identical contract.

Events that would have permitted the issuer to terminate a contract upon short notice include the Union RSP’s loss of its qualified status, unresolved material breaches of responsibilities, or material adverse changes to the provisions of the Union RSP. If one of these events was to occur, the contract issuer could have terminated at the market value of the underlying investments.

The RSP Stable Value Fund is composed of the following contracts and underlying investments at December 31, 2010:

(in thousands)	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund	$88,512
Intermediate Core Fund	42,849
Total	131,361	$388	$462
ING Life & Annuity 60110 Contract
Target 2 Fund	88,499
Intermediate Core Fund	42,843
Total	131,342	-	461
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund	88,395
Intermediate Core Fund	42,792
Total	131,187	-	460
Monumental MDA00819TR Contract
Target 2 Fund	88,788
Intermediate Core Fund	42,983
Total	131,771	-	462
State Street Bank 103094 Contract
Target 2 Fund	88,225
Intermediate Core Fund	42,711
Total	130,936	-	459
JP Morgan – APGE01 Contract
Target 2 Fund	88,769
Intermediate Core Fund	42,974
Total	131,743	739	461
Short-term investments	72,637	-	-
TOTAL	$860,977	$1,127	$2,765

Union RSP	$521,157	$682	$1,674
RSP	339,820	445	1,091
Total all plans	$860,977	$1,127	$2,765

6. RELATED-PARTY TRANSACTIONS

Certain Union RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The Union RSP also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions for the Union RSP comprised the following investments:

	As of December 31,
(in thousands)	2011	2010

PG&E Corporation Stock Fund	$601,459	$700,635
Fidelity managed funds	93,723	107,174
Total party-in-interest investments	$695,182	$807,809

7.	FEDERAL INCOME TAX STATUS

The RSP has received a determination letter from the IRS dated March 17, 2004, stating that the Plan is qualified under Section 401(a) and Section 401(k) of the Code, and therefore the related trust is exempt from taxation. Accordingly, PG&E Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code and no provision for federal income taxes has been recorded in the Union RSP’s financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Union RSP.

In addition, on December 30, 2009, PG&E Corporation filed an application for a new favorable tax determination letter from the IRS.  However, as of the date hereof, the IRS has not ruled on that application.

Plan management has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2011, there are no uncertain tax positions taken or expected to be taken that more likely than not would not be sustained upon examination by the IRS and would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.  The Plan management believes it is no longer subject to income tax examinations for years prior to 2008.

8.	SUBSEQUENT EVENTS

Effective January 1, 2012, former employees who elect to leave account balances in the Plan will be assessed an annual administrative fee of $61. The fee will be deducted from their accounts.

In preparing the financial statements, transactions and events were evaluated for potential recognition.  Plan management determined that, apart from those changes discussed above, there are no subsequent transactions and events that require disclosure to or adjustment in the financial statements.

9.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits and related changes in net assets available for benefits per the financial statements to the Form 5500:

	As of December 31,
(in thousands)	2011	2010
Statements of Net Assets Available for Benefits:
Net assets available for benefits per the financial statements	$2,472,135	$2,623,988
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	-	(1,674)
Net assets available for benefits per the Form 5500	$2,472,135	$2,622,314

	Year ended December 31,
(in thousands)	2011	2010
Statements of Changes in Net Assets Available for Benefits:
Plan interest in Master Trust investment (loss) income per the financial statements	$(61,464)	$243,682
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	-	13,496
Plan investment (loss) income per the Form 5500	$(61,464)	$257,178

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

EIN      #:  94-3234914
PLAN  #:  002

FORM 5500, SCHEDULE H, PART IV, LINE 4i –
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 2011

(in thousands)
(a)	(b)	(c)	(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

*	Participant loans	4.25% - 10.50%	$-	$67,081

(*) Represents party-in-interest, as defined under ERISA.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

EIN      #:  94-3234914
PLAN  #:  002

FORM 5500, SCHEDULE H, PART IV, LINE 4j –
SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 2011

(in thousands)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Identity of Party Involved	Description of Asset (Include Interest Rate and Maturity in case of a Loan)	Purchase Price	Selling Price	Lease Rental	Expense Incurred with Transaction	Cost of Asset	Current Value of Asset on Transaction Date	Net Gain or Loss
Category (iii) - Series of Transactions (Aggregate) In Excess of 5% of Plan Assets
Dwight Asset Management	RSP Stable Value Fund	$-	$140,765	$-	$-	$130,443	$140,765	$10,322

There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 2011.